Exhibit 23.1

Consent of Independent Registered Accounting Firm

The Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statement filed on Amendment No. 4 to Form S-1 (No. 333-114861) of our report dated April 20, 2004, relating to the financial statements of Sand Hill IT Acquisition Corp. for the period ended April 20, 2004.

HEIN & ASSOCIATES LLP

Houston, Texas

July 20, 2004